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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 10, 1998
                                                         ----------------

                           AIRSHIP INTERNATIONAL LTD.
             (Exact name of Registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

           0-14646                                     06-1113228
    (Commission File Number)              (I.R.S. Employer Identification No.)

 730 Sand Lake Road, Suite 350, Orlando, FL                    32819
  (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (407) 351-0011

                                 Not Applicable
          (Former name or former address, if changed since last report)






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ITEM 5.  Other Events.

     On July 29, 1998, Airship International Ltd. (the "Company") issued 1,000,000 shares of common stock to Trans Continental Airlines Inc. ("Trans Con") in exchange for a $150,000 line of credit. As of August 21, 1998, Trans Con beneficially owned 8.5% of the Company's outstanding common stock. Louis J. Pearlman, the Company's President, Chairman of the Board and Principal Financial and Operating Officer is also a 21% shareholder and President, COO and a director of Trans Con.

     On June 10, 1998, a majority of the Company's shareholders voted to approve the conversion of each outstanding share of perferred stock to be converted into three shares of common stock. Shareholders also waived their rights to accrued but undeclared dividends, and the authorized but unissued shares of preferred stock were removed from authorization. As a result of the waiver of dividends in the amount of $6,500,000, the Company reported net income of $5,652,000 for the three months ended June 30, 1998.

     Several affiliate creditors of the Company agreed to waive their rights to approximately $11.6 million owed to them by the Company.

     The Company incorporates herein by reference a copy of its press release, dated August 21, 1998 (annexed as Exhibit 99.1).


ITEM 7. Financial Statements and Exhibits

     (a) The following document is filed herewith as an Exhibit to this Form 8-K:

         99.1 Press Release, dated August 21, 1998, of the Company.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 1998

                         AIRSHIP INTERNATIONAL LTD.

                         By: /s/ Louis J. Pearlman
                            ----------------------------
                            Louis J. Pearlman, President







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                                  EXHIBIT INDEX

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EXHIBIT NO.    SUBJECT MATTER                                           PAGE NO.
   99.1        Press Release, dated August 21, 1998, of the Company....... 5
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